Apollo Investment Corporation
Reports Financial Results for the Quarter Ended March 31, 2021

Fiscal Fourth Quarter and Other Recent Highlights:
•Net investment income per share for the quarter was $0.39 compared to $0.43 for the quarter ended December 31, 2020

•Net asset value per share as of the end of the quarter was $15.88 compared to $15.59 as of December 31, 2020, an increase of 1.9% driven primarily by net appreciation across the investment portfolio
•New investment commitments made during the quarter totaled $106 million(1)
•Gross fundings during the quarter totaled $216 million(2), including $112 million of term loans and $100 million of revolvers(3)
•Gross exits during the quarter totaled $269 million, including $173 million of term loan repayments, and $96 million of gross revolver paydowns(4)
•Net paydowns during the quarter totaled $53, million including a $9.5 million net repayment from Merx
•Net leverage(5) as of the end of the quarter was 1.36x, down from 1.43x as of December 31, 2020
•Declared a distribution of $0.31 per share and a supplemental distribution of $0.05 per share for the quarter ending March 31, 2021
•$358 million of immediately available liquidity and $333 million of additional capacity under the Facility as of March 31, 2021(6)
•Since the end of the quarter(7), new investment commitments made totaled $193 million(1)
•Since the end of the quarter(7), gross fundings were $157 million and gross exits were $149 million
New York, NY — May 20, 2021 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its fourth fiscal quarter ended March 31, 2021. The Company’s net investment income was $0.39 per share for the quarter ended March 31, 2021, compared to $0.43 per share for the quarter ended December 31, 2020. The Company’s net asset value (“NAV”) was $15.88 per share as of March 31, 2021, compared to $15.59 as of December 31, 2020.
On May 20, 2021, the Board of Directors declared a distribution of $0.31 per share payable on July 7, 2021 to shareholders of record as of June 17, 2021. On May 20, 2021, the Company’s Board also declared a supplemental distribution of $0.05 per share payable on July 7, 2021 to shareholders of record as of June 17, 2021.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “We are pleased to report solid results for the March quarter including a 1.9% increase in NAV per share.” Mr. Howard Widra continued, “Looking ahead, we will continue to focus on first lien floating rate corporate loans while we continue to seek to reduce our exposure to the remaining non-core and junior assets.”
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(1)Commitments made for the corporate lending portfolio. Corporate lending portfolio includes leveraged lending, life sciences, asset based and lender finance. Excludes Merx Aviation Finance, LLC (“Merx”) and non-core and legacy assets.
(2)Gross fundings includes $4 million of equity.
(3)Revolver fundings includes $10.5 million funding for the Merx revolver.
(4)Revolver paydowns includes $20.0 million paydown for the Merx revolver.
(5)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.
(6)As of March 31, 2021, aggregate lender commitments under the Senior Secured Facility (the “Facility”) totaled $1.81 billion and there were $1.12 billion of outstanding borrowings under the Facility and $0.2 million of letters of credit issued under the Facility. Accordingly, there was $691 million of unused capacity under the Facility as of March 31, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio. As of March 31, 2021, the Company had immediate access to $358 million under the Facility based on the Company’s borrowing base and $333 million of additional capacity.
(7)From April 1, 2021 through May 18, 2021.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020	March 31, 2020
Total assets	$2.54		$2.58		$2.65		$2.81	$2.87
Investment portfolio (fair value)	$2.45		$2.48		$2.59		$2.67	$2.79
Debt outstanding	$1.47		$1.51		$1.60		$1.76	$1.79
Net assets	$1.04		$1.02		$1.01		$1.00	$1.02
Net asset value per share	$15.88		$15.59		$15.44		$15.29	$15.70

Debt-to-equity ratio	1.41	x	1.49	x	1.59	x	1.76 x	1.75 x
Net leverage ratio (1)	1.36	x	1.43	x	1.56	x	1.66 x	1.71 x
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(1)The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2021	2020	2021	2020

Investments made in portfolio companies	$216.2	$424.2	$617.1	$1,866.3
Investments sold	—	(122.6)	(101.1)	(167.1)
Net activity before repaid investments	216.2	301.6	516.0	1,699.1
Investments repaid	(268.8)	(293.9)	(896.9)	(1,098.5)
Net investment activity	$(52.6)	$7.7	$(380.8)	$600.6

Portfolio companies at beginning of period	143	151	152	113
Number of new portfolio companies	4	9	14	60
Number of exited portfolio companies	(12)	(8)	(31)	(21)
Portfolio companies at end of period	135	152	135	152

Number of investments made in existing portfolio companies	43	69	75	87

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended March 31,		Year Ended March 31,
(in millions)*	2021	2020	2021	2020

Net investment income	$25.6	$38.8	$110.0	$145.3
Net realized and change in unrealized gains (losses)	16.8	(186.0)	1.8	(261.3)
Net increase in net assets resulting from operations	$42.4	$(147.2)	$111.9	$(116.1)

(per share)* (1)
Net investment income on per average share basis	$0.39	$0.59	$1.69	$2.16
Net realized and change in unrealized gain (loss) per share	$0.26	$(2.81)	$0.03	$(3.89)
Earnings per share — basic	$0.65	$(2.22)	$1.71	$(1.73)
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended March 31, 2021, the Company did not repurchase any shares.

Since the inception of the share repurchase program and through May 19, 2021, the Company repurchased 13,654,578 shares at a weighted average price per share of $16.34, inclusive of commissions, for a total cost of $223.1 million, leaving a maximum of $26.9 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the 1-for-3 reverse stock split which was completed after market close on November 30, 2018.

LIQUIDITY

As of March 31, 2021, the Company’s outstanding debt obligations, excluding deferred financing cost and debt discount of $3.8 million, totaled $1.469 billion which was comprised of $350 million of Senior Unsecured Notes (the “2025 Notes”) which will mature on March 3, 2025 and $1.119 billion outstanding under the Facility. As of March 31, 2021, $0.2 million in standby letters of credit were issued through the Facility. The available remaining capacity under the Facility was $690 million as of March 31, 2021, which is subject to compliance with a borrowing base that applies different advance rates to different types of assets in the Company’s portfolio.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON MAY 20, 2021
The Company will host a conference call on Thursday, May 20, 2021 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #1719839 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through June 6, 2021 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #1719839. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.

SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020 were as follows:

	March 31, 2021		December 31, 2020		September 30, 2020	June 30, 2020	March 31, 2020
Portfolio composition, at fair value:
First lien secured debt	78%		78%		77%	78%	81%
Second lien secured debt	10%		10%		11%	12%	13%
Total secured debt	88%		88%		89%	90%	94%
Unsecured debt	1%		1%		1%	—%	—%
Structured products and other	0%		0%		0%	0%	0%
Preferred equity	1%		1%		0%	0%	0%
Common equity/interests and warrants	10%		10%		10%	10%	6%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	7.8%		7.8%		7.9%	7.9%	8.5%
Second lien secured debt (2)	9.9%		9.8%		9.8%	9.8%	10.2%
Total secured debt (2)	8.0%		8.0%		8.1%	8.1%	8.7%
Unsecured debt portfolio (2)	5.3%		5.3%		5.3%	—%	—%
Total debt portfolio (2)	8.0%		8.0%		8.1%	8.1%	8.7%
Total portfolio (3)	6.5%		6.5%		6.7%	6.8%	8.0%
Interest rate type, at fair value (4):
Fixed rate amount	—		—		—	—	—
Floating rate amount	$1.9	billion	$1.9	billion	$2.0 billion	$2.1 billion	$2.2 billion
Fixed rate, as percentage of total	—		—		—	—	—
Floating rate, as percentage of total	100%		100%		100%	100%	100%
Interest rate type, at amortized cost (4):
Fixed rate amount	—		—		—	—	—
Floating rate amount	$1.9	billion	$2.0	billion	$2.1 billion	$2.2 billion	$2.3 billion
Fixed rate, as percentage of total	—%		—%		—%	—%	—%
Floating rate, as percentage of total	100%		100%		100%	100%	100%

(1)An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.
(2)Exclusive of investments on non-accrual status.
(3)Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.
(4)The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION
STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share and per share data)

	March 31, 2021	March 31, 2020
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,871,073 and $2,298,548, respectively)	$1,844,627	$2,191,327
Non-controlled/affiliated investments (cost — $133,428 and $135,346, respectively)	50,874	60,241
Controlled investments (cost — $711,898 and $655,719, respectively)	553,650	533,865
Cash and cash equivalents	50,180	37,301
Foreign currencies (cost — $4,462 and $6,369, respectively)	4,444	6,375
Receivable for investments sold	1,351	978
Interest receivable	13,135	19,151
Dividends receivable	3,793	5,034
Deferred financing costs	21,528	16,054
Prepaid expenses and other assets	907	732
Total Assets	$2,544,489	$2,871,058

Liabilities
Debt	$1,465,371	$1,794,617
Payable for investments purchased	—	—
Distributions payable	23,493	29,367
Management and performance-based incentive fees payable	8,666	10,289
Interest payable	2,096	2,887
Accrued administrative services expense	794	2,796
Other liabilities and accrued expenses	7,739	6,787
Total Liabilities	$1,508,159	$1,846,743

Net Assets	$1,036,330	$1,024,315

Net Assets
Common stock, $0.001 par value (130,000,000 shares authorized; 65,259,176 and 65,259,176 shares issued and outstanding, respectively)	$65	$65
Capital in excess of par value	2,099,876	2,099,876
Accumulated under-distributed (over-distributed) earnings	(1,063,611)	(1,075,626)
Net Assets	$1,036,330	$1,024,315

Net Asset Value Per Share	$15.88	$15.70

APOLLO INVESTMENT CORPORATION
STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,		Year Ended March 31,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$41,003	$53,606	$178,277	$201,908
Dividend income	—	—	753	331
PIK interest income	1,422	3,294	5,447	7,208
Other income	680	545	2,472	7,609
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	45	322	118	484
Dividend income	309	332	1,308	1,286
PIK interest income	15	—	15	515
Other income	—	—	—	—
Controlled investments:
Interest income (excluding PIK interest income)	7,036	10,854	25,624	47,212
Dividend income	—	2,049	1,691	7,150
PIK interest income	315	—	1,044	3,213
Other income	—	598	—	—
Total Investment Income	$50,825	$71,600	$216,749	$276,916
Expenses
Management fees	$8,691	$10,289	$36,434	$40,360
Performance-based incentive fees	—	—	—	1,983
Interest and other debt expenses	12,966	18,953	55,416	73,398
Administrative services expense	1,175	1,525	4,765	6,335
Other general and administrative expenses	2,459	2,185	10,495	9,999
Total expenses	25,291	32,952	107,110	132,075
Management and performance-based incentive fees waived	—	—	—	—
Management fee offset rebate	(25)	—	(25)	—
Expense reimbursements	(75)	(138)	(362)	(433)
Net Expenses	$25,191	$32,814	$106,723	$131,642
Net Investment Income	$25,634	$38,786	$110,026	$145,274
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$1,122	$218	$(13,113)	$(6,028)
Non-controlled/affiliated investments	—	—	(4,285)	(731)
Controlled investments	—	—	—	—
Foreign currency transactions	(4,501)	(198)	(4,108)	4,816
Extinguishment of debt	—	—	—	(4,375)
Net realized gains (losses)	(3,379)	20	(21,506)	(6,318)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	11,467	(77,768)	69,431	(80,303)
Non-controlled/affiliated investments	1,707	(35,593)	3,894	(57,714)
Controlled investments	3,071	(82,560)	(36,393)	(116,183)
Foreign currency translations	3,911	9,868	(13,591)	(820)
Net change in unrealized gains (losses)	20,156	(186,053)	23,341	(255,020)
Net Realized and Change in Unrealized Gains (Losses)	$16,777	$(186,033)	$1,835	$(261,338)
Net Increase (Decrease) in Net Assets Resulting from Operations	$42,411	$(147,247)	$111,861	$(116,064)
Earnings (Loss) Per Share — Basic	$0.65	$(2.22)	$1.71	$(1.73)

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, Inc., a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: macro- and micro-economic impact of the COVID-19 pandemic; the severity and duration of the COVID-19 pandemic; actions taken by governmental authorities to contain the COVID-19 pandemic or treat its impact; the impact of the COVID-19 pandemic on our financial condition, results of operations, liquidity and capital resources; the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the COVID-19 Developments section and additional disclosure in our Form 10-K for the period ended March 31, 2021.

Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625

ebesen@apollo.com